REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "Agreement") is made as of February 14, 1997 among Starwood Lodging Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), Starwood Lodging Corporation, a Maryland corporation (the "Corporation") and the persons and entities whose names appear under the heading "Holders" on the signature pages hereto (the "Holders") and, with respect to Section 11 of this Agreement, Realty Partnership and Operating Partnership (as such terms are defined below). Unless otherwise indicated, capitalized terms used herein are used herein as defined in Section 1.1.

                                   RECITALS

            WHEREAS, pursuant to a Contribution Agreement dated as of January 15, 1997 (the "Unit Contribution Agreement") among the Trust, the Corporation, the entities listed on Schedule A-1 hereto (the "Unit Holders") and certain other parties (i) on the date hereof the Unit Holders are making capital contributions to SLT Realty Limited Partnership, a Delaware limited partnership (the "Realty Partnership"), in return for the issuance by the Realty Partnership to the Unit Holders of Units (as defined in the Limited Partnership Agreement of the Realty Partnership) of the Realty Partnership (such Units issued by the Realty Partnership to the Unit Holders on the date hereof being hereinafter called the "Realty Units") and (ii) on the date hereof the Unit Holders are making capital contributions to SLC Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in return for the issuance by the Operating Partnership to the Unit Holders of Units (as defined in the Limited Partnership Agreement of the Operating Partnership) of the Operating Partnership (such Units issued by the Operating Partnership to the Unit Holders on the date hereof being hereinafter called the "Operating Units");

            WHEREAS, pursuant to a Contribution Agreement dated as of January 15, 1997 (the "Class A Contribution Agreement") among the Corporation, Operating Partnership, the entities listed on Schedule A-2 hereto (the "Class A Holders") and certain other parties, on the date hereof the Class A Holders are making capital contributions to the Corporation and the Operating Partnership, in return for the issuance of Class A Units (as that term is defined in the Class A Contribution Agreement); and

            WHEREAS, pursuant to the Unit Contribution Agreement and the Class A Contribution Agreement, the parties hereto desire to set forth the rights of the Holders and the obligations of the Trust and the Corporation to cause the registration of the Registrable Securities pursuant to the Securities Act;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions and Usage.

            1.1. Definitions. As used in this Agreement:

            Beneficially Owning. "Beneficially Owning" means owning Trust Shares directly, indirectly or constructively by a Person through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or
Section 544 of the Code, as modified by Section 856(h) of the Code.

            Business Day. "Business Day" means any day other than Saturday, Sunday and any day on which commercial banks are not open to do business in New York, New York.

            Class A Contribution Agreement. "Class A Contribution Agreement" shall have the meaning set forth in the recitals.

            Class A Exchange Rights Agreement. "Class A Exchange Rights Agreement" shall refer to the agreement dated the date hereof among the Corporation, the Operating Partnership and certain other parties.

            Class A Holders. "Class A Holders" shall have the meaning set forth in the recitals.

            Class A Units. "Class A Units" shall have the meaning set forth in the recitals.

            Code.  "Code" shall mean the Internal Revenue Code of
1986, and the rules and regulations promulgated thereunder, as amended from time to time.

            Commission. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            Continuously Effective. "Continuously Effective", with respect to a specified registration statement, shall mean that such registration statement shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive Business Days, or (ii) an aggregate of fifteen (15) Business Days during the period specified in the relevant provision of this Agreement.

            Corporation Shares. "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation.

            Demand Registration. "Demand Registration" shall have the meaning set forth in Section 2.1.

            Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            Exchange Rights Agreements. "Exchange Rights Agreements" shall mean:
(i) the Units Exchange Rights Agreement and (ii) the Class A Exchange Rights Agreement.

            Holders. "Holders" shall have the meaning set forth in the recitals.

            Issuance Percentages. "Issuance Percentage", when used with respect to the Trust, shall mean 95% and, when used with respect to the Corporation, shall mean 5%; provided that the Trust and the Corporation may from time to time change the Issuance Percentages based on their joint determination of the relative values of the Trust Shares and Corporation Shares.

            Lockup Period. "Lockup Period" shall have the meaning set forth in
Section 2.5.

            Majority Selling Holders. "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

            Operating Partnership. "Operating Partnership" shall have the meaning set forth in the recitals.

            Operating Units. "Operating Units" shall have the meaning set forth in the recitals.

            Ownership Limit. "Ownership Limit" when used with respect to Trust Shares, has the meaning set forth in the Declaration of Trust of the Trust and, when used with respect to the Corporation Shares, has the meaning set forth in the Restated Articles of Incorporation of the Corporation, in each case as amended from time to time.

            Paired Shares. "Paired Shares" shall mean the Trust Shares and shares of Corporation Stock which are "paired" pursuant to the Pairing Agreement dated June 25, 1980 between the Trust and the Corporation, as it may be amended from time to time.

            Person. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            Piggyback Registration. "Piggyback Registration" shall have the meaning set forth in Section 3.

            PRISA. "PRISA" shall refer to Prudential Property Investment Separate Account II, which is a Holder.

            Realty Partnership. "Realty Partnership" shall have the meaning set forth in the recitals.

            Realty Units. "Realty Units" shall have the meaning set forth in the recitals.

            Register, Registered and Registration. "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

            Registrable Securities. "Registrable Securities" shall mean: (i) the Paired Shares issued upon exchange of Realty Units and Operating Units pursuant to the Units Exchange Rights Agreement, (ii) the Paired Shares issued upon exchange of the Class A Units of the Operating Partnership pursuant to the Class A Exchange Rights Agreement; (iii) any Paired Shares or other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Trust and the Corporation generally for, or in replacement by the Trust and the Corporation generally of, such Paired Shares; and (iv) any securities issued in exchange for Paired Shares in any merger or reorganization of the Trust and the Corporation; provided, however, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Trust and the Corporation shall have no obligation under Sections 2 and 3 to register any Registrable Securities if the Trust and the Corporation shall deliver to the Holders of such Registrable Securities an opinion of counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities.

            Registrable Securities then outstanding. "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date and the Registrable Securities which are issuable upon exchange of Realty Units, Operating Units and Class A Units owned by all Holders on such date.

            Registration Expenses. "Registration Expenses" shall have the meaning set forth in Section 6.1.

            REIT Requirements. "REIT Requirements" shall mean the requirements for the Trust to (i) qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, (ii) avoid any federal income or excise tax liability, (iii) retain its status as grandfathered pursuant to Section 136(c)(3) of the Deficit Reduction Act of 1984 and (iv) retain the benefits of that certain private letter ruling issued by the Internal Revenue Service to the Trust dated as of January 4, 1980.

            Required Holders. "Required Holders" shall have the meaning set forth in Section 2.1.

            Securities Act. "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

            Selling Holders. "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

            Shelf Registration. "Shelf Registration" shall have the meaning set forth in Section 2.2.

            Tender Registration. "Tender Registration" shall have the meaning set forth in Section 2.3.

            Transfer. "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

            Trust Shares. "Trust Shares" shall mean the shares of beneficial interest, $.01 par value, of the Trust.

            Underwriters' Representative. "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

            Units. "Units" shall mean Realty Units, Operating Units and Class A Units.

            Unit Contribution Agreement. "Unit Contribution Agreement" shall have the meaning set forth in the recitals.

            Units Exchange Rights Agreement. "Units Exchange Rights Agreement" shall refer to the agreement dated the date hereof among the Trust, the Corporation, the Realty Partnership, the Operating Partnership and certain other parties.

            Unit Holders. "Unit Holders" shall have the meaning set forth in the recitals.

            Violation. "Violation" shall have the meaning set forth in Section 7.1.

            1.2. Usage.

            (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

            (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent, but shall exclude Paired Shares held by a Holder in a fiduciary capacity for customers of such Person.

            (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

            (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

            (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

            (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

            (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

            (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 12.

            Section 2. Demand, Shelf and Tender Registrations.

            2.1. Subject to Section 2.7, from and after expiration of the applicable Lockup Period, if the holders of at least 25% of the Registrable Securities (the "Required Holders") shall make a written request to the Trust and the Corporation to effect any registration (a "Demand Registration") with respect to all or any portion of the Registrable Securities, then the Trust and the Corporation shall (i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities and (ii) as soon as practicable cause there to be filed with the Commission a registration statement under the Securities Act and (subject to Section 2.10) the Trust and the Corporation shall include therein all or any portion of the Registrable Securities requested by the Required Holders, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Trust and the Corporation within ten (10) Business Days after written notice from the Trust and the Corporation is given above; provided, however, that no request may be made pursuant to this Section 2.1 if within 90 days prior to the date of such request a Demand Registration statement pursuant to this Section 2.1 shall have been declared effective by the Commission. Any request made pursuant to this Section
2.1 shall be addressed to the attention of the Secretary of each of the Trust and the Corporation, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.1.

            2.2. Subject to Section 2.7, from and after the expiration of the applicable Lockup Period, if the Required Holders shall make a written request to the Trust and the Corporation to effect a registration on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") with respect to all or any portion of the

Registrable Securities, then the Trust and the Corporation shall (i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities and (ii) as soon as practicable cause there to be filed with the Commission such Shelf Registration. The Trust and the Corporation shall include therein all or any portion of the Registrable Securities requested by the Required Holders, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Trust and the Corporation within ten (10) Business Days after written notice from the Trust and the Corporation is given above; provided, however, that no request may be made pursuant to this Section
2.2 if within ninety (90) days prior to the date of such request a Shelf Registration statement pursuant to this Section 2.2 shall have been declared effective by the Commission. Any request made pursuant to this Section 2.2 shall be addressed to the attention of the Secretary of each of the Trust and the Corporation, and shall specify the number of Registrable Securities to be registered, the possible intended methods of disposition thereof and that the request is for a Shelf Registration pursuant to this Section 2.2.

            2.3. If (i) there is a Paired Share Tender Reduction (as defined in
Section 6 of the Exchange Rights Agreements) and (ii) the tendering Holder of Delayed Payment Units (as defined in Section 6 of the Exchange Rights Agreements) shall make a written request to the Trust and the Corporation, then the Trust and the Corporation shall cause there to be filed with the Commission a registration statement under the Securities Act (a "Tender Registration"), and the Trust and the Corporation shall register and sell pursuant thereto a number of Paired Shares (such Paired Shares being considered to be "Registrable Securities" for purposes of this Agreement) equal to the number of Unissued Paired Shares (as defined in Section 6 of the Exchange Rights Agreements) that such Holder(s) shall request in such written request. The Trust and the Corporation shall pay the net proceeds of such sale (after underwriting discounts and commissions) to the tendering holder of the Delayed Payment Units (as defined in Section 6 of the Exchange Rights Agreements) pursuant to the Exchange Rights Agreements. Any request made pursuant to this Section 2.3 shall be addressed to the attention of the Secretary of each of the Trust and the Corporation, and shall specify the number of Reduced Paired Shares to be registered, the intended methods of disposition thereof and that the request is for a Tender Registration pursuant to this Section 2.3.

            2.4. In lieu of the registration rights set forth in Sections 2.1 and 2.2 above, the Trust and the Corporation shall, prior to the expiration of the Lockup Period, file a registration statement under Rule 415 under the Securities Act relating to the issuance to Holders of Paired Shares upon redemption or exchange of their Units (including the Paired Shares issued to PRISA upon the conversion of Units immediately following the closing of the transactions contemplated by the Unit Contribution Agreement, as set forth in and contemplated by the penultimate sentence of Section 8.02(j) of the Unit Contribution Agreement) (the "HEI/PRISA Registration Statement"). The Trust and the Corporation shall use reasonable efforts to cause the HEI/PRISA Registration Statement to be declared effective by the Commission for all Paired Shares covered thereby. The Corporation and the Trust agree to use their reasonable efforts to keep the HEI/PRISA Registration Statement Continuously Effective until the date on which all the Registrable Securities under the HEI/PRISA Registration Statement have been disposed of in a manner described in such registration statement. In the event that the Trust and the Corporation are unable to cause the HEI/PRISA Registration Statement to be declared effective by the Commission or are unable to keep such Registration Statement effective for such period, then the rights of the Holders set forth in Sections 2.1 and 2.2 above shall be restored.

            2.5. (i) The Trust and the Corporation shall be entitled to postpone for up to 90 days the filing of any registration statement otherwise required to be prepared and filed pursuant to this Section 2, if the Trust and the Corporation shall furnish to the Selling Holders a certificate signed by the Secretary of each of the Trust and the Corporation stating that the Board of Trustees of the Trust and the Board of Directors of the Corporation has in good faith determined that such registration and the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any material financing, acquisition, disposition, reorganization or other transaction involving the Realty Partnership, the Operating Partnership, the Trust or the Corporation or any of their respective subsidiaries and the Trust or the Corporation, as the case may be, promptly gives the Holders requesting such registration notice of such determination. If a disclosure of such transactions occurs prior to the end of the 90-day period, such postponement shall terminate on such earlier day. Such Holder or Holders hereby acknowledge that any notice given by the Trust or the Corporation pursuant to this Section 2.5(i) shall constitute material non-public information and that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

            (ii) The Trust and the Corporation shall not be obligated to file any Demand Registration statement or any Tender

Registration statement pursuant to this Section 2 if, within twenty (20) days after their receipt of the written request of the requesting Holders, the Trust and the Corporation notify such Holders that, prior to their receipt of such request, they had a plan or intention promptly to register equity securities under the Securities Act. The Trust and the Corporation shall not be obligated to file any Demand Registration statement or any Tender Registration statement pursuant to the preceding sentence, only if the Trust and the Corporation are actively employing in good faith all reasonable efforts to cause such registration statements to become effective. Holders of Registrable Securities shall have rights to participate in any such registration on the terms provided in Section 3 hereof.

            (iii) Notwithstanding anything to the contrary contained in this Agreement, (x) with respect to Holders other than PRISA, such Holders shall have no right to cause the Trust and the Corporation to effect a registration pursuant to Section 2 or 3 prior to the first anniversary of the date of this Agreement without the consent of the Trust and the Corporation, and (y) with respect to PRISA, PRISA shall have no right to cause the Trust and the Corporation to effect a registration pursuant to Section 2 or 3 prior to the date 6 months after the date of this Agreement without the consent of the Trust and the Corporation (the applicable period being referred to herein as the "Lockup Period"). No Holder shall be entitled to participate in any Piggyback Registration pursuant to which securities registered thereunder are to be offered or sold prior to expiration of the Lockup Period.

            2.6. Following receipt of a request for a Demand Registration, a Shelf Registration or a Tender Registration, the Trust and the Corporation shall:

            (i) File the registration statement with the Commission as promptly as practicable, and shall use their respective reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

            (ii) Use their respective reasonable efforts to keep the relevant registration statement Continuously Effective (x) if a Demand Registration or a Tender Registration, for up to sixty (60) days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement or Tender Registration statement shall have been disposed of in the manner described in the registration statement and (y) if a Shelf Registration, until such date as of which all the Registrable

Securities under the Shelf Registration statement have been disposed of in a manner described in the registration statement. Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or, in the case of a Demand Registration or a Tender Registration, postponed as permitted by Section 2.5(i), the relevant foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

            2.7. Notwithstanding anything in this Agreement to the contrary, (a) in no event will the Trust or the Corporation be obligated to effect more than a total of four Demand Registrations, (b) in no event will the Trust or the Corporation be obligated to effect any Demand Registration for less than the number of Paired Shares to be issued upon exchange of at least 10% of all Units issued pursuant to the Unit Contribution Agreement and Class A Contribution Agreement, (c) in no event will the Trust or the Corporation be obligated to effect any Shelf Registration unless the Holder(s) of Registrable Securities requesting registration propose to dispose of Paired Shares with a market value of at least $5,000,000 (based upon the closing trading price of the Paired Shares on the date of such request), (d) in no event will the Trust or the Corporation be obligated to effect a Demand Registration or a Tender Registration if the Registrable Securities proposed to be registered therein shall be covered by a Shelf Registration statement, (e) no registration shall be effected under this Agreement and no Transfer of Registrable Securities may be effected if as a result thereof the Trust would not satisfy the REIT Requirements in any respect or if such registration or Transfer would result in any Person Beneficially Owning Paired Shares in excess of the Ownership Limit and (f) the Trust and the Corporation will not be obligated to effect a Shelf Registration or Demand Registration if the effect of such a registration is that more than 50% of the Paired Shares issuable to PRISA pursuant to the Exchange Rights Agreements will have been sold in the first six-month period following the Lockup Period applicable to PRISA. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, or (ii) if after such registration statement has become effective, the related offer, sale or distribution of Registrable Securities thereunder is prohibited by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such prohibition is not thereafter eliminated. If the Trust and the Corporation shall have complied with their respective obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied (A) if a Demand Registration or a Tender Registration, upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 60 days, and (B) if a Shelf Registration, upon the effective date of such Shelf Registration, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

            2.8. A registration pursuant to this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by the Trust and the Corporation and shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the request pursuant to Sections 2.1, 2.2 or 2.3, respectively.

            2.9. If any Demand Registration or Shelf Registration pursuant to
Section 2 involves an underwritten offering (whether on a "firm commitment", "best efforts" or "all reasonable efforts" basis or otherwise), the Majority Selling Holders shall select the underwriter or underwriters and manager or managers to administer such underwritten offering; provided, however, that each Person so selected shall be acceptable to the Trust and the Corporation.

            2.10. Whenever the Trust and the Corporation shall effect a registration pursuant to this Section 2 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities: (i) if such Selling Holders have requested the inclusion therein of more than one class of Registrable Securities and the Underwriters' Representative advises the Selling Holders that, in its opinion, the inclusion of more than one class of Registrable Securities would adversely affect such offering, the Majority Selling Holders shall decide which class of Registrable Securities shall be included therein in such offering and the related registration and the other class shall be excluded and (ii) if the Underwriters' Representative advises the Selling Holders that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others, including the Trust and the Corporation) exceeds the amount which can be sold in such offering within a price range acceptable to the Majority Selling Holders, securities shall be included in such offering and the related registration, to the extent of the amount which can be sold within such price range in the following order of priority: first, the Registrable Securities requested to be included in such registration pursuant to this Section 2, pro rata based on the estimated gross proceeds from the sale thereof; and second all other securities requested to be included in such registration.

            Section 3. Piggyback Registration.

            3.1. If at any time the Trust and the Corporation propose to register securities (either for itself or for another holder of the securities of the Trust, and the Corporation pursuant to registration rights granted by the Trust and the Corporation to such holder pursuant to a registration rights or similar agreement) under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2, S-3, or S- 11 (or any replacement or successor forms), the Trust and the Corporation shall promptly give the Holders written notice of such registration. Upon the written request of each Holder given as promptly as practicable but in any event within twenty (20) days following the date of such notice, the Trust and the Corporation shall cause to be included in such registration statement and use their respective reasonable efforts to be registered under the Securities Act all the Registrable Securities that each such Holder shall have requested to be registered; provided, however, that such right of inclusion shall not apply to any registration statement covering an offering of debt securities or convertible debt securities (any such registration in which Holders participate pursuant to this Section 3.1 being referred to as a "Piggyback Registration"). The Trust and the Corporation shall have the absolute right to delay, withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 3 without any obligation or liability to any Holder, it being understood that any Registrable Securities previously included in any such withdrawn Registration Statement shall not cease to be Registrable Securities by reason of such inclusion or withdrawal. Any Holder of Registrable Securities who has requested inclusion of such securities in a Piggyback Registration may withdraw therefrom by written notice to the Trust, the Corporation and the underwriter and the other Selling Holders, provided such withdrawal is made prior to the effective date of the relevant registration statement.

            3.2. If the Underwriters' Representative shall advise the Trust and the Corporation that, in its opinion, the amount or type of Registrable Securities requested to be included in a Piggyback Registration would adversely affect such offering, or the timing thereof, then the Trust and the Corporation will include in such registration, to the extent of the amount and class which the Trust and the Corporation are so advised can be sold without such adverse effect in such offering: first, all securities, if any, requested to be included in a registration statement pursuant to the exercise of demand registration rights granted by the Trust and the Corporation; second, all securities proposed to be sold by the Trust and the Corporation for their own accounts; and third, the Registrable Securities requested to be included in such registration by Holders pursuant to this

Section 3 and all other securities requested to be included in such registration pursuant to the exercise of piggyback rights granted pursuant to registration rights agreements with Starwood Capital Group, L.P., a Delaware limited partnership, and Philadelphia HSR Limited Partnership, a Massachusetts limited partnership, and other entities pro rata based on the estimated gross proceeds from the sale thereof.

            Section 4. Registration Procedures. Whenever required under Section 2 or Section 3 to effect the registration of any Registrable Securities, the Trust and the Corporation shall, as expeditiously as practicable:

            4.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use their respective reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Trust and the Corporation shall furnish to one firm of counsel for the Selling Holders, copies of all such documents in the form substantially as proposed to be filed with the Commission and provide reasonable opportunity to comment.

            4.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the registration is for an underwritten offering, the Trust and the Corporation shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to
Section 4.5. If the registration statement is for a Shelf Registration, the Trust and the Corporation shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for the period specified in Section 2.6(ii), and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Trust or the Corporation shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending any such amendment or supplement described in this

Section 4.2, each such Holder shall cease making offers or Transfers of Registrable Shares pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Trust and the Corporation are obligated to use their respective reasonable efforts to maintain the effectiveness of such registration statement, the Trust and the Corporation may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

            4.3. Furnish to each Selling Holder of Registrable Securities, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

            4.4. Use their respective reasonable efforts (i) to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states where an exemption from registration is not available and as shall be reasonably requested by the Underwriters' Representative and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any state, at the earliest possible moment; provided, however, that neither the Trust nor the Corporation shall be required in connection therewith or as a condition thereto to qualify to do business or to consent to general service of process in any state.

            4.5. In the event of any underwritten offering, use their respective reasonable efforts to enter into and perform their respective obligations under an underwriting agreement (including indemnification and contribution obligations of underwriters), in usual and customary form, with the managing underwriter or underwriters of such offering. The Trust and the Corporation shall also cooperate with the Majority Selling Holders, and the Underwriters' Representative for such offering in the marketing of the Registerable Securities, including making available the officers, accountants, counsel, premises, books and records of the Trust and the Corporation for such purpose; provided, however, that neither the Trust nor the Corporation shall be required to incur any material out-of-pocket expense pursuant to this sentence and; provided, further, that the officers of the Trust and the Corporation will not be required to participate in more than one "roadshow" in any twelve month period.

            4.6. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            4.7. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the reasonable opportunity to discuss the business affairs of the Trust and the Corporation with their principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that information that the Trust or the Corporation determine to be confidential and which the Trust or the Corporation advise such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Trust and the Corporation or the related Selling Holder of Registrable Securities agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Trust and the Corporation.

            4.8. Use their respective reasonable efforts to obtain a so-called "comfort letter" from the independent public accountants of the Trust and the Corporation, and legal opinions of counsel to the Trust and the Corporation addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to the Majority Selling Holders. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

            4.9. Use their respective reasonable efforts to cause the Registrable Securities covered by such registration statement (i) if the Paired Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed or included for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Trust and the Corporation to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

            4.10. Take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

            Section 5. Holders' Obligations. It shall be a condition precedent to the obligations of the Trust and the Corporation to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

            5.1. Furnish to the Trust and the Corporation such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate fully with the Trust and the Corporation in preparing such registration.

            5.2. Except as set forth in Sections 2.10 and 3.1, agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the Trust and the Corporation or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders (in the case of a registration under Section 2) or the Trust and the Corporation and the Majority Selling Holders (in the case of a registration under Section 3).

            Section 6. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

            6.1. With respect to each Demand Registration, Shelf Registration and Tender Registration, each of the Trust and the Corporation shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to such Registration for each Selling Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Trust and the Corporation, and of the independent public accountants for the Trust and the Corporation, including the expenses of "cold comfort" letters required by or incident to such performance and compliance (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and all fees and expenses of counsel for the Selling Holders; provided, however, that the Trust and the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn as a result of the failure of the Selling Holders to satisfy their obligations under this Agreement (in which case the Selling Holders that fail to satisfy their obligations under this Agreement shall bear such expenses), unless, in the case of a Demand Registration or a Shelf Registration, Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall have constituted one of the Demand or Shelf Registrations available to them under Section 2 hereof. The Trust and the Corporation each agree between themselves that they shall bear and pay Registration Expenses in an amount equal to their respective Issuance Percentage of such Registration Expenses and that they shall reimburse each other to the extent necessary to cause each of them to so bear and pay such respective amounts.

            6.2. The Trust and the Corporation shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to Section 3, but excluding underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders) and all fees and expenses of counsel for the Selling Holders.

            Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

            7.1. To the extent permitted by applicable law, each of the Trust and the Corporation, severally and not jointly, shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

            (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto; or

            (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading;

provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Trust or the Corporation (which consent shall not be unreasonably withheld), nor shall the Trust or the Corporation be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished to the Trust or the Corporation by the indemnified party in writing expressly for use in connection with such registration; and provided, further, that the indemnity agreement contained in this Section 7 shall not apply to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if an underwriter or Selling Holder was under an obligation to deliver such final prospectus and failed to do so.
            7.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Trust, the Corporation, each of the Trustees of the Trust, each of the directors of the Corporation, each of the officers of the Trust or the Corporation who shall have signed the registration statement, each Person, if any, who controls the Trust or the Corporation within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and reasonable expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, but only insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent that such Violation arises out of or is based upon information furnished by such Selling Holder in writing expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this
Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the relevant Selling Holder (which consent shall not be unreasonably withheld) and (y) in no event shall the amount of any indemnity under this
Section 7.2 exceed the gross proceeds from the applicable offering received by such Selling Holder.

            7.3. Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent of such prejudice but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty
(30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

            7.4. If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 7:

            (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7.5. If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

            7.6. The obligations of the Trust, the Corporation and the Selling Holders of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

            Section 8. Holdback. (a) Each Holder, if so requested by the Underwriters' Representative in connection with an offering of any securities covered by a registration statement filed by Trust and the Corporation, whether or not Holder's securities are included therein, shall not effect any public sale or distribution of Paired Shares or any securities convertible into or exchangeable or exercisable for Paired Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 15-day period prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission. In order to enforce the foregoing covenant, the Trust and the Corporation shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period. Holders of Registrable Securities shall have the right to participate in any such registration on the terms provided in Section 3 hereof.

            (b) Each of the Trust and the Corporation agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 15-day period prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except pursuant to (i) registrations on Form S-8 or any successor form, (ii) registrations on Form S-4 or any successor form and (iii) registrations of securities in connection with a dividend reinvestment plan on form(s) applicable to such securities) unless the underwriters managing the registered public offering otherwise agree.

            Section 9. Amendment, Modification and Waivers; Further Assurances.

            (i) This Agreement may be amended with the consent of the Trust and the Corporation and the Trust and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Trust and the Corporation shall have obtained the written consent of the Required Holders to such amendment, action or omission to act and no consent or agreement of any Holder shall be required for such amendment, action or omission to act.

            (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

            (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

            Section 10. Assignment; Benefit. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Corporation and the Trust, shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to all the provisions herein, including those respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

            Section 11. Condition Precedent to Paired Share Election and Combined Election under the Exchange Rights Agreement. The (i) Trust and the Corporation, individually and as the general partners of the Realty Partnership and the Operating Partnership, respectively and (ii) the Realty Partnership and the Operating Partnership, acknowledge and agree that, notwithstanding anything in the Exchange Rights Agreement to the contrary, the rights of the Trust or the Corporation under the Exchange Rights Agreement to issue Paired Shares pursuant to a Paired Share Election or Combined Election (each as defined in the Exchange Rights Agreement) shall be conditioned upon the Paired Shares issued in exchange for tendered Units having been registered pursuant to a registration statement that has been declared effective by the Commission under the Securities Act. In the event that such registration statement has not been declared effective by the Commission as of the date of issuance of the Paired Shares pursuant to such Paired Share or Combined Election, the tender date shall be extended until the date on which such registration statement has been so declared effective; provided that, if such registration statement has not been declared effective within sixty (60) days following the delivery of the Letter of Transmittal (as defined in the Exchange Rights Agreement), such Letter of Transmittal may be withdrawn in the sole discretion of the tendering Holder of Units.

            Section 12. Miscellaneous.

            12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York, without giving regard to the conflict of laws principles thereof.

            12.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next Business Day delivery to the relevant address specified in the Unit Contribution Agreement or Class A Contribution Agreement, as the case may be. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.

            12.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

            12.4. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

            12.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

            12.6. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

            12.7. Termination. This Agreement may be terminated at any time by a written instrument signed by the Trust, the Corporation and the unanimous consent of the Holders. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on such date as there shall be (a) no Registrable Securities outstanding, and (b) no securities outstanding which are convertible or exchangeable into Registrable Securities; provided that any Paired Shares previously subject to this Agreement shall not be Registrable Securities following the sale of any such shares in an offering registered pursuant to this Agreement.

            12.8. Starwood Lodging Trust. The parties hereto understand and agree that the name "Starwood Lodging Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under the Declaration of Trust, and all persons dealing with the Trust shall look solely to the Trust's assets for the enforcement of any claims against the Trust, and that the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.

            12.9. Other Registration Rights. Without the prior written consent of the Required Holders (which consent shall not be unreasonably withheld), the Trust and the Corporation will not in the future grant directly or indirectly to any Persons the right to request the Trust and the Corporation to register any equity securities of the Trust and the Corporation, or any securities convertible or exchangeable into or exercisable for such securities if such grant conflicts with the rights of priority granted to the Holders pursuant to Section 2.10.

            12.10. Submission to Jurisdiction. Each of the parties hereto and each of the Holders irrevocably submits and consents to the jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of or relating to this Agreement, and irrevocably waives any immunity from jurisdiction thereof and any claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

            12.11. Specific Performance. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. The parties hereby agree that in addition to any other remedy to which they may be entitled at law or in equity, they shall be entitled to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                              STARWOOD LODGING TRUST,
                              a Maryland real estate investment
                                trust


                              By:   /S/ STEVEN R. GOLDMAN
                                 -------------------------------------
                                 Name: Steven R. Goldman
                                 Title: Vice President


                              STARWOOD LODGING CORPORATION,
                              a Maryland corporation


                              By:   /S/ NIR MARGALIT
                                 -------------------------------------
                                 Name:  Nir Margalit
                                 Title:  Vice President


                              HOLDERS:

                              THE PRUDENTIAL INSURANCE COMPANY OF
                              AMERICA, on behalf of PRUDENTIAL
                              PROPERTY INVESTMENT SEPARATE ACCOUNT II


                              By:   /S/ GARY L. KAUFFMAN
                                 -------------------------------------
                                    Gary L. Kauffman
                                    Vice President


                              THE GARY MENDELL FAMILY TRUST


                              By:   /S/ ELEANOR MENDELL
                                 -------------------------------------
                                    Eleanor Mendell
                                    Trustee

                                   /S/ GARY M. MENDELL
                                 -------------------------------------
                                    Gary M. Mendell



                                   /S/ STEVE M. MENDELL
                                 -------------------------------------
                                    Steve Mendell



                                   /S/ ELLEN-JO MENDELL
                                 -------------------------------------
                                    Ellen-Jo Mendell



                                   /S/ FELIX J. CACCIATO, JR.
                                 -------------------------------------
                                    Felix J. Cacciato, Jr.



                                   /S/ JUDITH K. RUSHMORE
                                 -------------------------------------
                                    Judith K. Rushmore



                                   /S/ MURRAY L. DOW, II
                                 -------------------------------------
                                    Murray L. Dow, II



                                   /S/ ORNA L. SHULMAN
                                 -------------------------------------
                                    Orna L. Shulman



                                   /S/ ARTHUR C. GREEN
                                 -------------------------------------
                                    Arthur C. Green



                                   /S/ MARK J. ROSINSKY
                                 -------------------------------------
                                    Mark J. Rosinsky



                                   /S/ RANDI L. ROSINSKY
                                 -------------------------------------
                                    Randi L. Rosinsky

                                   /S/ JOHN DAILY
                                 -------------------------------------
                                    John Daily



                                   /S/ MICHAEL D. HALL
                                 -------------------------------------
                                    Michael D. Hall



                                   /S/ HARVEY MOORE
                                 -------------------------------------
                                    Harvey Moore



                                   /S/ TRACEY DRISCOLL
                                 -------------------------------------
                                    Tracey Driscoll



                                   /S/ TOM CLEARWATER
                                 -------------------------------------
                                    Tom Clearwater



                              ZAPCO COMMUNICATIONS, INC.


                              By:   /S/ ORNA L. SHULMAN
                                 -------------------------------------
                                    Orna L. Shulman
                                    Vice President



                              ZAPCO INTEREST HOLDINGS LIMITED
                                   PARTNERSHIP

                              By:   Zapco Vermont Avenue, Inc.
                                    its General Partner

                                    By:   /S/ ORNA L. SHULMAN
                                       -------------------------------
                                          Orna L. Shulman
                                          Vice President

                            LOUDOUN INTERTECH DEVELOPMENT CORPORATION


                              By:   /S/ ORNA L. SHULMAN
                                 -------------------------------------
                                    Orna L. Shulman
                                    Vice President



                            WESTPORT HOSPITALITY, INC.


                              By:   /S/ GARY M. MENDELL
                                 -------------------------------------
                                    Name:  Gary M. Mendell
                                    Title:  President

                            OPERATING PARTNERSHIP AND REALTY PARTNERSHIPS (for the purposes of acknowledging their obligations under Section 11 of this Agreement):

                            SLT REALTY LIMITED PARTNERSHIP,

                            By: STARWOOD LODGING TRUST,
                              general partner


                              By:   /S/ STEVEN R. GOLDMAN
                                 -------------------------------------
                                    Name: Steven R. Goldman
                                    Title: Vice President



                            SLC OPERATING LIMITED PARTNERSHIP

                            By: STARWOOD LODGING CORPORATION,
                              general partner


                              By:   /S/ NIR MARGALIT
                                 -------------------------------------
                                    Name:  Nir Margalit
                                    Title:  Vice President

                                 SCHEDULE A-1

                                      TO

                         REGISTRATION RIGHTS AGREEMENT


                                 Unit Holders

Prudential Property Investment Separate Account II
The Gary Mendell Family Trust
Zapco Interest Holdings L.P.
Loudoun Intertech Development Corporation
Gary M. Mendell
Steve Mendell
Murray L. Dow, II
Judith K. Rushmore
Ellen-Jo Mendell
Orna L. Shulman
Felix J. Cacciato, Jr.
Arthur C. Green
Mark J. Rosinsky
Randi L. Rosinsy
John Daily
Michael D. Hall
Harvey Moore
Tracey Driscoll
Tom Clearwater
Zapco Communications, Inc.
Westport Hospitality, Inc.

                                 SCHEDULE A-2

                                      TO

                         REGISTRATION RIGHTS AGREEMENT


                                Class A Holders

Westport Hospitality, Inc.
Judith Rushmore
Murray Dow
Steve Mendell
Gary Mendell